Exhibit 10.3

Splunk Inc.

2012 Employee Stock Purchase Plan

- Enrollment / Subscription Agreement -

Personal Information

Employee Legal Name (Please Print):

/	/	/
Last	First	Middle Initial

Address:

Enrollment & Payroll Deduction Percentage	Effective Date:

☐ I wish to participate in the Splunk Inc. 2012 Employee Stock Purchase Plan (the “Plan”) and hereby authorize payroll deductions from each paycheck in the percentage as indicated below on each payday during the Offering Period in accordance with the Plan.

Percentage of my Compensation (as defined in the Plan) to be deducted for my participation in the Plan:

(select percentage - no fractional percentages are permitted)

	☐ 0%

☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐
1%	2%	3%	4%	5%	6%	7%	8%	9%	10%	11%	12%	13%	14%	15%

Acknowledgment & Signature

I hereby authorize Splunk Inc. to enroll me in the Plan.  I have received a copy of the Plan and its accompanying Prospectus.  I understand that my participation in the Plan is in all respects subject to the terms of the Plan, this Enrollment / Subscription Agreement, the attached Additional Terms & Conditions (including the Exhibit A) which form part of this Enrollment / Subscription Agreement.  I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan.  I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.  This Enrollment / Subscription Agreement shall remain in effect throughout successive Offering Periods unless terminated by me (or my participation in the Plan is terminated).  I agree to be bound by the terms and conditions, as set forth in the Plan and this Enrollment / Subscription Agreement as well as by the attached Additional Terms & Conditions (including the Exhibit A).

Signature of Employee:	Date:

SPLUNK INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

ADDITIONAL TERMS AND CONDITIONS

1.                                      I hereby elect to participate in the Splunk Inc. 2012 Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement (including, if applicable, Appendix A) and the Plan.  Capitalized terms used in this Subscription Agreement, including Appendix A, but not defined herein shall have the meanings set forth in the Plan.

2.                                      I hereby authorize payroll deductions from each paycheck in the amount of a specified percentage of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan.  (Please note that no fractional percentages are permitted.)

3.                                      I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan.  I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.  I understand that my payroll deductions paid in any currency other than U.S. dollars will be converted from local currency to U.S. dollars on the Exercise Date based on the local exchange rate in effect for the applicable month in which the shares are purchased, as determined by the Administrator.

4.                                      I have received a copy of the complete Plan and its accompanying prospectus.  I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5.                                      I understand that share purchase for me under the Plan will be issued in my name.

6.                                      I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that I may withdraw from the ESPP by giving written notice the Company on the appropriate form no later than close of market (i.e., 1:30 pm PST) on the first Trading Day to occur on or after the end of each Offering Period (the “Withdrawal Deadline”).  I understand that my contribution will be used to purchase shares under the Plan unless the Company is in receipt of a withdrawal form prior to the Withdrawal Deadline.

7.                                      I understand that if I am a U.S. tax resident and I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the

Fair Market Value of the shares at the time such shares were purchased by me over the Purchase Price.  I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for U.S. federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock.  The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me.  If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the Fair Market Value of the shares at the time of such disposition over the Purchase Price, or (b) 15% of the Fair Market Value of the shares on the first day of the Offering Period.  The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8.                                      I acknowledge that, regardless of any action taken by the Company or my employer (the “Employer”), if different, with respect to any or all income tax, social security, payroll tax, fringe benefit, or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer.  Furthermore, I acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the options, including the grant of the options, the purchase of shares of Common Stock under the Plan, the subsequent sale of shares of Common Stock acquired under the Plan and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of my participation in the Plan to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result.  Further, if I have become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the purchase of shares of Common Stock under the Plan or any other relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from my wages or other cash compensation paid to me by the Company and/or the Employer; or (2) withholding from proceeds of the sale of the shares of Common Stock purchased under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization). Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case I will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.

Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of my participation in the Plan or my purchase of shares of Common Stock that cannot be satisfied by the means previously described.  The Company may refuse to purchase shares under the Plan on my behalf and refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.

9.                                      By enrolling and participating in the Plan, I acknowledge, understand and agree that:

(a)                                 the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(b)                                 all decisions with respect to future options to purchase shares of Common Stock under the Plan, if applicable, will be at the sole discretion of the Company;

(c)                                  the options to purchase shares of Common Stock under the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer, or any Subsidiary or Affiliate, and shall not interfere with the ability of the Company, the Employer, or any Subsidiary or Affiliate, as applicable, to terminate my employment or service relationship (if any);

(d)                                 I am voluntarily participating in the Plan;

(e)                                  the options and the shares of the Common Stock purchased under the Plan are not intended to replace any pension rights or compensation;

(f)                                   the options and the shares of the Common Stock purchased under the Plan, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)                                  the future value of the underlying shares of the Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(h)                                 if the Participant exercises the option and acquires shares of Common Stock, the value of such shares may increase or decrease in value, even below the Purchase Price;

(i)                                     no claim or entitlement to compensation or damages shall arise from forfeiture of the option to purchase shares of Common Stock under the Plan resulting from my ceasing to provide services to the Company or the Employer (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), and in consideration of the option grant to which I am otherwise not entitled, I irrevocably agree never to institute a claim against the Company, the Employer, or any Subsidiary or Affiliate, waive my ability, if any, to bring such claim, and release the Company, its Subsidiaries and Affiliates, and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, I shall be deemed irrevocably to have agreed to not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(j)                                    in the event of termination of my employment (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Plan, if any, will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of my employment (whether or not in breach of local labor laws), my participation in the Plan will not be extended by any notice period mandated under local law; the Company shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Plan;

(k)                                 my option to purchase shares of Common Stock under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

(l)                                     the following provisions apply only if I am providing services outside the U.S.:

(i)                                     the options and the shares of the Common Stock purchased under the Plan are not part of normal or expected compensation or salary for any purpose.

(ii)                                  I acknowledge and agree that neither the Company, the Employer nor any Subsidiary or Affiliate of shall be liable for any foreign exchange rate fluctuation between my local currency and the U.S. Dollar that may affect the value of the options or of any amounts due to me under the Plan or the subsequent sale of any shares of Common Stock acquired upon purchase.

10.                               The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my acquisition or sale of the underlying shares of Common Stock.  I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

11.                               I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Subscription Agreement and any other Plan materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing my participation in the Plan.

I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all purchase rights or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

I understand that Data will be transferred to Charles Schwab & Co. (and its affiliates), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  I understand that the recipients of the Data may be located in the U.S. or elsewhere, and that the recipients’ country (e.g., the U.S.) may have different data privacy laws and protections than my country.  I understand that if I reside outside the U.S., I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative.  I authorize the Company, Charles Schwab & Co. (and its affiliates) and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan.  I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan.  I understand that that if I reside outside the U.S., I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand, I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me options or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan.  For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

12.                               This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of California (without regard to its conflict of laws provisions) as such laws are applied to agreements between California residents entered into and to be performed entirely within California.  If any provision of this Subscription Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Subscription Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the U.S. for the Northern District of California, and no other courts, where this option grant is made and/or to be performed.

13.                               Notwithstanding any other provision of the Plan or this Subscription Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares issuable upon purchase prior to the completion of any registration or qualification of the shares of Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  I understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.  Further, I agree that the Company shall have unilateral authority to amend the Plan and the Subscription Agreement without my consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.

14.                               If I have received this Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

15.                               The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.                               The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.                               Notwithstanding any provisions in this Subscription Agreement, the option grant shall be subject to any special terms and conditions set forth in any Appendix A to this Subscription Agreement for my country.  Moreover, if I relocate to one of the countries included in the Appendix A, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix A constitutes part of this Subscription Agreement.

18.                               The Company reserves the right to modify the Plan and to impose other requirements on my participation in the Plan, on the option and on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. I agree to be bound by such modifications regardless of whether notice is given to me of such event, subject, in any case, to my right to withdrawal from participation in the Plan.  I further agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.                               I acknowledge that a waiver by the Company of breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any other provision of this Subscription Agreement, or of any subsequent breach by me or any other Participant.

20.                               I hereby agree to be bound by the terms of the Plan.  The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

APPENDIX A

SPLUNK INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

COUNTRY-SPECIFIC PROVISIONS

I understand that this Appendix A includes special terms and conditions applicable to me if I reside in one of the countries below.  These terms and conditions are in addition to those set forth in the Subscription Agreement.  Any capitalized term used in this Appendix A without definition shall have the meaning ascribed to it in the Subscription Agreement or the Plan, as applicable.

I further understand that this Appendix A also includes information relating to exchange control and other issues of which I should be aware with respect to my participation in the Plan.  The information is based on the laws in effect in the respective countries as of April 2012.  Such laws are often complex and change frequently.  As a result, I understand that the Company strongly recommends that I not rely on the information herein as the only source of information relating to the consequences of my participation in the Plan because the information may be out of date at the time that I exercise the option to purchase shares or sell shares of Common Stock purchased under the Plan.

Finally, I understand that if I am a citizen or resident of a country other than the one in which I am currently working, transfer employment after enrolling in the Plan, or am considered a resident of another country for local law purposes, the information contained herein may not apply to me, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

AUSTRALIA

If I acquire shares of Common Stock under the Plan and subsequently offer the shares of Common Stock for sale to a person or entity resident in Australia, such an offer may be subject to disclosure requirements under Australian law, and I understand that I should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

CANADA

Termination of Service.

This provision replaces Section 9(j) of the Subscription Agreement:

In the event of termination of my employment (for any reason whatsoever and whether or not in breach of local labor laws), my right to participate in the Plan, if any, will terminate effective as of the earlier of (i) the date upon which my active service is terminated, or (ii) the date upon which I receive a notice of termination; the Board (or a committee named by the Board pursuant to Section 14 of the Plan) shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my option to purchase shares.

Securities Law Notice.

I understand that I am permitted to sell shares of Common Stock purchased under the Plan through the designated broker appointed under the Plan, provided the resale of shares of Common Stock takes place outside of Canada through the facilities of a stock exchange on which the shares are listed.  The shares are currently listed on The Nasdaq Global Select Market.

THE FOLLOWING PROVISIONS WILL APPLY IF I AM A RESIDENT OF QUEBEC:

Language Consent.

The parties acknowledge that it is their express wish that the Subscription Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la convention.

Data Privacy.

This provision supplements Section 11 of the Subscription Agreement:

I hereby authorize the Company, its Subsidiaries and Affiliates and any Company representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  I further authorize the Company, its Subsidiaries and Affiliates and the administrators of the Plan to disclose and discuss the Plan with their advisors.  I further authorize the Company and its Subsidiaries and Affiliates to record such information and to keep such information in my employee file.

FRANCE

Payroll Deduction Authorization.

Section 2 of the Subscription Agreement has been translated into French in order for you to expressly authorize the payroll deductions under the Plan.

La Section 2 du Contrat d’Inscription a été traduite ci-dessous en français afin que vous puissiez autoriser de manière expresse les prélèvements sur votre salaire dans le cadre du Plan d’Achat d’Actions.

•                  I hereby authorize payroll deductions from each paycheck in the percentage entered in the first page of this Agreement in an amount from 0 to 15% of my Compensation on each payday during the Offering Period in accordance with the Plan.  (Please note that no fractional percentages are permitted.)

•                  Par la présente, j’autorise les prélèvements sur mon salaire sur chacune de mes fiches de paie d’un pourcentage qui figure sur la première page de ce contrat de souscription dont le montant est de 0 à 15% de mon Salaire et ce chaque jour de paie pendant la Periode d’Offre en vertu du Plan. (Veuillez noter que les pourcentages ne peuvent contenir des décimales).

Language Consent.

By signing and returning or by otherwise accepting the Subscription Agreement, I confirm having read and understood the documents relating to this grant of the right to purchase shares of Common Stock (the Plan, the Subscription Agreement, and this Appendix A) which were provided to me in the English language, except with respect to the payroll deduction authorization above.  I accept the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée.

En signant et renvoyant, ou autrement acceptant, les termes et conditions du Contrat de Souscription, je confirme ainsi avoir lu et compris les documents relatifs à cette attribution du droit d’achat d’Actions Cotées en Bourse (le Plan d’Achat d’Actions, le Contrat de Souscription, et la présente Annexe) qui m’ont été fournis dans la langue anglaise, sauf en ce qui concerne l’autorisation de retenues salariales ci-dessus.  J’accepte les termes de ces documents en connaissance de cause.

Exchange Control Information.

If I maintain a foreign bank account, I am required to report the account to the French tax authorities when filing my annual tax return.

GERMANY

No country-specific provisions.

HONG KONG

Securities Law Notice.

WARNING:  The Plan and shares of Common Stock issued upon the Exercise Date do not constitute a public offering of securities under Hong Kong law and are available only to eligible Employees of the Company or a Subsidiary or Affiliate.  The Subscription Agreement, including this Appendix A, the Plan and other incidental communication materials have not been reviewed by any regulatory authority in Hong Kong.  The option to purchase shares of Common Stock is intended only for the personal use of each eligible Employee of the Employer, the Company or a Subsidiary or Affiliate and may not be distributed to any other person.  I understand that if I am in any doubt about any of the contents of the Subscription Agreement, including this Appendix A, or the Plan, I should obtain independent professional advice.

Occupational Retirement Schemes Ordinance Alert.

The Company specifically intends that neither the option nor the Plan will be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

JAPAN

No country-specific provisions.

MEXICO

Labor Law and Plan Document Acknowledgment.

By electing to participate in the Plan, I acknowledge that I have received a copy of the Plan, the Subscription Agreement, and this Appendix A, have reviewed these documents in their entirety and fully understand and accept all provisions of the Plan and this Enrollment Agreement.

In addition, by electing to participate in the Plan, I further acknowledge that I understand and agree that: (i) my participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis, the Company reserves the absolute right to amend the Plan or discontinue it at any time without any liability to me and any such amendment or termination of the Plan shall not constitute a change or impairment of the terms and conditions of my employment; (iii) my participation in the Plan is voluntary; (iv) the option granted to me in connection with my participation in the Plan are not related to my salary or any other contractual benefits provided to me by my Employer; (v) the Company, with registered offices at 250 Brannan Street, 2nd Floor, San Francisco, California 94107 U.S.A., is solely responsible for the administration of the Plan; my participation in the Plan and the acquisition of shares of Common Stock does not, in any way, establish an employment relationship between me and the Company since I am participating in the Plan on a wholly commercial basis and my Employer is solely                        ,(1) nor does it establish any rights between me and my Employer; and (vi) neither the Company, my Employer nor any Subsidiary or Affiliate is responsible for any decrease in the value of the shares of Common Stock that I may acquire under the Plan;

Finally, I hereby declare that I do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of my participation in

(1)  Insert Mexican entity.

the Plan and that I therefore grant a full and broad release to my Employer, the Company and any Subsidiary or Affiliate with respect to any claim that may arise under the Plan.

Reconocimiento de Recepción de Documentos.

Al elegir participar en el Plan, el Participante acepta y reconoce haber recibido una copia del Plan y del Contrato; que ha leído y entendido en su totalidad dichos documentos y que por lo tanto los acepta en sus términos.

Aunado a lo anterior, al elegir participar en el Plan, el Participante también acepta y reconoce que: (i) su participación en el Plan no representa ningún derecho adquirido; (ii) que el Plan y la participación en el mismo es ofrecido por la Empresa en forma totalmente discrecional; la Empresa se reserva el derecho absoluto a modificar el Plan o descontinuarlo en cualquier momento y sin responsabilidad para el participante; y cualquier modificación o terminación del Plan no deberá constituir un cambio o impedimento respecto de los términos y condiciones del empleo del Participante (iii) que su participación en el Plan es voluntaria y; (iv) los Derechos de Compra otorgados al Participante respecto de su participación no están relacionados con su salario o cualquier otro beneficio contractual concedido por el Patrón; (v) la Empresa, con oficinas registradas en EE.UU., es la única responsable de la administración del Plan; la participación en el Plan y la adquisición de las Acciones no establece, de ninguna manera, una relación laboral entre el Participante y la Empresa debido a que participa en el Plan en una base completamente comercial y su único Patrón es                             ,(2) ni establece derecho alguno entre el Participante y su Patrón; y (vi) que la Empresa, sus subsidiarias y afiliadas no son responsables por la disminución en el valor de las Acciones adquiridas durante su participación en el Plan.

Por último, el Participante declara que no se reserva acción legal ni derecho alguno para hacer valer en contra de la Empresa por ninguna compensación o daño derivado de su participación en el Plan, por lo cual otorga en este acto exonera a su Patrón, así como a sus Afiliadas y Subsidiarias de cualquier reclamación que pudiera derivar del Plan.

NETHERLANDS

Securities Law Notice.

I should be aware of Dutch insider-trading rules, which may impact the exercise of my option and the purchase and the sale of shares of Common Stock acquired under the Plan.  In particular, I may be prohibited from effectuating certain transactions if I have insider information regarding the Company.

(2)  Insert Mexican entity.

By accepting the option and participating in the Plan, I acknowledge having read and understood this Securities Law Notification and further acknowledge that it is my responsibility to comply with the following Dutch insider trading rules:

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price. The insider could be any employee of the Company or a Subsidiary or Affiliate in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of the Company working at a Subsidiary or Affiliate in the Netherlands (possibly including myself) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when I have such inside information.

I understand that if I am uncertain whether the insider-trading rules apply to me, I should consult my personal legal advisor.

SINGAPORE

Securities Law Notice.

I understand that the option is being granted to me pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).  I further understand that the Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.  I understand and acknowledge that my option is subject to section 257 of the SFA and I will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the shares of Common Stock purchased upon exercise unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

Director Notification Obligation.

I acknowledge that if I am a director, associate director or shadow director of a Singapore Subsidiary or Affiliate, I am subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singapore Subsidiary or Affiliate in writing when I receive an interest (e.g., an option or shares of Common Stock) in the Company or any Subsidiary or Affiliate within two days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when the shares of Common Stock are sold, or (iii) becoming a director.

Insider Trading Notification.

I acknowledge that I should be aware of the Singapore insider trading rules, which may impact the acquisition or disposal of shares of Common Stock or rights to shares of Common Stock under the Plan.  Under the Singapore insider-trading rules, I am prohibited from selling shares of Common Stock when I am in possession of information concerning the Company which is not generally available and which I know or should know will have a material affect on the price of shares of Common Stock once such information is generally available.

SWEDEN

No country-specific provisions.

TAIWAN

No country-specific provisions.

UNITED KINGDOM

Withholding of Taxes.  If payment or withholding of the income tax is not made within ninety (90) days of the event giving rise to the liability or such other period specified in Paragraph 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected tax will constitute a loan owed by me to the Employer, effective on the Due Date.  I understand and agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Subscription Agreement.

Notwithstanding the foregoing, if I am a director or executive officer of the Company (within the meaning of Paragraph 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), I understand that I will not be eligible for such a loan to cover the income tax.  In the event that I am a director or executive officer and the income tax due is not collected from or paid by me by the Due Date, the amount of any uncollected tax will constitute a benefit to me on which additional income tax and National Insurance contributions will be payable.  I understand and agree that I will be responsible for reporting and paying any income tax and National Insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.